EXHIBIT 10.23
                                                                   -------------

Amkor Technology, Inc.

Attention:    Doug Mitchell

Re:      Assignment of the Agreement(s) between Simtek Corporation ("Simtek")
         --------------------------------------------------------------------
         and Amkor Technology, Inc. ("Amkor")
         ------------------------------------

Dear Mr. Mitchell:

     As you may be aware, Amkor Technology, Inc. has agreed to sell its Foundry Services Business to Anam Semiconductor, Inc. effective as of March 1, 2003 ("Effective Date"). Amkor Technology and Anam Semiconductor have enjoyed a successful foundry relationship since 1997. As the sole manufacturer of semiconductor products to Amkor since our wafer foundry inception, Anam Semiconductor, in partnership with Dongbu Electronics, will now assume the management activities for sales, marketing, engineering, and planning services traditionally provided by Amkor Technology. Our goal during this transition period is to execute a transparent change of control to Simtek while building upon the tradition of customer excellence that Amkor and Anam have demonstrated in the past.

     In connection with this transfer of the Foundry Services Business, Amkor Technology desires to assign the Agreement(s) between Amkor Technology, Inc. and Simtek and all of Amkor's rights, liabilities and obligations thereunder to Anam U.S.A., a wholly owned subsidiary of Anam Semiconductor. Anam U.S.A. agrees to assume all liabilities and agrees to perform all duties and obligations under the Agreement. With regards to any Simtek A/R balance as of February 28th, 2003, this balance will be resolved between Amkor Technology and Simtek.

     We kindly request your consent to such assignment by signing the attached assignment letter (three copies) and return it to us at your earliest convenience. Once the assignment letter is fully executed, we will return a signed original to all signatories.

     If you have any questions, please do not hesitate to contact your Amkor Technology Account Manager.


Sincerely,

Amkor Technology, Inc.

By:   /s/Jerry McKinney
      ------------------------------
      Vice President - Business Operations
      Amkor Technology, Inc.

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement ("Assignment") is entered into effective as of this 1st day of March, 2003 ("Effective Date"), by and between Simtek Corporation ("Simtek"), Amkor Technology, Inc. ("Amkor") and Anam U.S.A., Inc. ("Anam").

     WHEREAS, Amkor and Simtek entered into a Manufacturing Services Agreement FS-LGDC-0012 dated December 7, 2001 and a Technology Agreement dated September 28, 2002 ("MSA"); and

     WHEREAS, Amkor wishes to assign its rights and delegate its duties under the MSA (including, without limitation, any Statements of Work and Technology Agreements executed thereunder and any open Purchase Orders as of the Effective Date attached hereto as Exhibit A) to Anam, and Anam wishes to obtain such rights and assume such duties under the MSA (including, without limitation, any Statements of Work and Technology Agreements executed thereunder); and

     WHEREAS, Simtek has consented to such assignment.

     NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

     From and after the Effective Date, Amkor hereby assigns all right, title and interest in and to the MSA, and delegates all duties, liabilities and obligations of performance under the MSA, to Anam.

     Anam hereby acknowledges and agrees to such Assignment, and further agrees to assume and fully perform and discharge all duties, liabilities and obligations under the MSA from and after the Effective Date.

     Notwithstanding anything to the contrary set forth in the MSA, from and after the Effective Date Amkor is hereby fully discharged and released from any and all duties, liabilities and obligations to Simtek under the MSA, and as of the Effective Date Simtek hereby agrees to look solely to Anam for performance all such duties, liabilities and obligations under the MSA.

     In the event of any discrepancy or inconsistency between the MSA and the terms hereof, the terms and conditions hereof shall prevail.

     All other terms and conditions of the MSA are unchanged, and shall remain in full force and effect.

The parties have caused their duly authorized representatives to execute this Agreement effective as of the date first written above.

AMKOR TECHNOLOGY, INC.                  ANAM U.S.A., INC.

/s/ Jerry W. McKinney                   /s/ Bong Jin Chang
-----------------------------------     ----------------------------------------
Name:  Jerry W. McKinney                Name:  Bong Jin Chang
       -----------------------------           ---------------------------------
Title: VP-Business Operations           Title: Treasurer
       -----------------------------           ---------------------------------

Simtek hereby consents to the assignment described above pursuant to Section
17.2 of the MSA.

SIMTEK CORPORATION

/s/ Douglas Mitchell
------------------------------------
Name:   Douglas Mitchell
       -----------------------------
Title:  CEO/President
       -----------------------------

                                   Exhibit A:
                                   ----------



Open purchase orders as of March 1, 2003 are forecasted to be:


Purchase Order    Business Unit   Market Alias   Quantity (Wafers)   Commit Date
--------------    -------------   ------------   -----------------  ------------
None applicable



Open purchase orders as of March 1, 2003 and new purchase orders effective immediately need to take into account the AUSA supplier information provided below:

Supplier Information:
---------------------

    Legal Address:                  Anam USA, Inc.
                                    Goshen Corporate Park
                                    1345 Enterprise Drive
                                    West Chester, Pennsylvania  19380

    Business Address and
    Purchase Order Address:         Anam USA, Inc.
                                    5201 Great America Parkway
                                    Suite 320
                                    Santa Clara, CA  95054

    Attention:                      BJ Chang
                                    Phone: 408-209-7597
                                    Fax: 408-982-2136
                                    Email: bjchang@aaww.com

    Remit To Instructions:          Citibank, New York, ABA #021000089
                                    Cho Hung Bank, New York, Acct. #36002382
                                     Beneficiary: Anam USA, Inc., Acct. #0201001